UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2008 (October 11, 2008)

Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33522 (Commission File Number)	20-2110031 (I.R.S. Employer Identification No.)
Three Riverway, Suite 300 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(713) 579-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Synthesis Energy Systems, Inc., through its subsidiary Synthesis Energy Systems Investments, Inc. (the “Company”), has entered into a joint venture contract with YIMA Coal Industry (Group) Co., Ltd. (“YIMA”).  YIMA-SES New Energy Company Ltd. (the “YIMA Joint Venture”) was formed to develop a coal gasification plant in Henan Province, China which will feed downstream process for the production of transportation fuels and chemicals intermediates.

The preliminary estimate of the total required capital of the joint venture is approximately $350 million.  The Company and YIMA will not be required to make capital contributions to the joint venture until final government approvals are received.   In exchange for their capital contributions, SES will own a 49% interest in the joint venture and YIMA will own a 51% interest. The capital contributions of the Company and YIMA are payable in installments, with the first 20% due within 30 days of the receipt of final government approvals.  Further contributions will be made within two years of the date of the issuance of such date, based on the construction schedule for the plant.  Half of the total required capital of the YIMA Joint Venture is expected to come from equity contributed by the Company and YIMA, with the remaining capital to be provided by project debt to be obtained by the YIMA Joint Venture.  YIMA has agreed to guarantee any such project debt.  The Company has agreed to pledge to YIMA its ownership interests in the YIMA Joint Venture as security for its obligations under any project guarantee. The Company and YIMA are in the process of assisting the YIMA Joint Venture in obtaining approval of its feasibility study and environmental impact assessment, the receipt of final government approvals and any other consents or approvals which will be required to construct the plant.

The YIMA Joint Venture will be governed by a board of directors consisting of eight directors, four of whom will be appointed by the Company and four of whom will be appointed by YIMA. The YIMA Joint Venture will also have officers that are appointed by the Company, YIMA and/or the board of directors pursuant to the terms of the joint venture contract. The Company and YIMA shall share the profits, and bear the risks and losses, of the YIMA Joint Venture in proportion to their respective ownership interests. The joint venture has a term of 30 years which commences upon the receipt of final government approvals.

Item 7.01

Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

On October 23, 2008, the Company issued a press release announcing that it had entered into the joint venture contract with YIMA.  A copy of the press release is furnished herewith as Exhibit 99.1.   On the same date, the Company issued a press release announcing the expiration of its joint venture agreement with CONSOL Energy, Inc., as described in Item 8.01 below.  A copy of the press release is furnished herewith as Exhibit 99.2.

Item 8.01

Other Events

On October 23, 2008, the Company announced that its joint development agreement with CONSOL Energy Inc. (“CONSOL”) expired according to its terms and that funding of the front-end engineering design package for the Benwood, West Virginia synthetic gasoline project will therefore cease.  Pursuant to terms and conditions thereof, the agreement automatically expired because a formal joint venture agreement was not entered into within six months of the completion of the pre-feasibility studies for potential projects in Ohio, Pennsylvania and West Virginia.

Item 9.01

Financial Statements and Exhibits

(a)

Financial Statements of business acquired

None.

(b)

Pro Forma Financial Information

None.

(c)

Shell Company Transactions

None.

(d)

Exhibits

10.1

Equity Joint Venture Contract of YIMA-SES New Energy Company Ltd. between YIMA Coal Industry (Group) Co., Ltd. and Synthesis Energy Systems Investment, Inc. dated October 11, 2008 – English translation from original Chinese document.

99.1

Press release dated October 23, 2008.

99.2

Press release dated October 23, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.
Dated: October 23, 2008	/s/ Timothy E. Vail
Timothy E. Vail
President and Chief Executive Officer

Exhibit Index

10.1

Equity Joint Venture Contract of YIMA-SES New Energy Company Ltd. between YIMA Coal Industry (Group) Co., Ltd. and Synthesis Energy Systems Investment, Inc. dated October 11, 2008 – English translation from original Chinese document.

99.1

Press release dated October 23, 2008.

99.2

Press release dated October 23, 2008.